UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

McAfee Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39651	84-2467341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6220 America Center Drive, San Jose, CA 95002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 622-3911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	MCFE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) by McAfee Corp. (the “Company”) of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), described in the prospectus (the “Prospectus”), dated October 21, 2020, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-249101) (as amended, the “Registration Statement”), the following agreements were entered into:

•

the Second Amended and Restated Limited Liability Company Agreement of Foundation Technology Worldwide LLC, dated October 21, 2020, by and among the Company, Foundation Technology Worldwide LLC and each of the other persons from time to time party thereto (the “Limited Liability Company Agreement”);

•

the Tax Receivable Agreement, dated October 21, 2020, by and among the Company, Foundation Technology Worldwide LLC, and each of the other persons from time to time party thereto (the “Tax Receivable Agreement”);

•	the Registration Rights Agreement, dated October 21, 2020, by and among the Company and each of the other persons from time to time party thereto (the “Registration Rights Agreement”); and

•	the Stockholders Agreement, dated October 21, 2020, by and among the Company and each of the other persons from time to time party thereto (the “Stockholders Agreement”).

The Limited Liability Company Agreement, the Tax Receivable Agreement, the Registration Rights Agreement and the Stockholders Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain Relationships and Related Party Transactions” in the Prospectus.

Item 1.02 Termination of a Material Definitive Agreement.

On October 26, 2020, using proceeds from the Offering, the Company (i) repaid in full all outstanding obligations under that certain Second Lien Credit Agreement, dated as of September 29, 2017 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Second Lien Credit Agreement”), by and among McAfee, LLC, McAfee Finance 2, LLC, JPMorgan Chase Bank N.A., as administrative agent and collateral agent, and the lenders party thereto from time to time, and (ii) terminated such Second Lien Credit Agreement. In connection with the termination of the Second Lien Credit Agreement, all security interests and pledges granted to the secured parties thereunder were terminated and released.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,

2020 Omnibus Incentive Plan

Effective October 21, 2020, the Company’s Board of Directors and its sole stockholder as of that date adopted and approved the McAfee 2020 Omnibus Incentive Plan (the “2020 Plan”) substantially in the form previously filed as Exhibit 10.30 to the Registration Statement. The 2020 Plan provides for the granting of restricted or unrestricted Class A Common Stock, stock options, stock appreciation rights, restricted stock units, and other stock-based and cash-based awards to current and prospective employees and directors of, and consultants and advisors to, the Company and its affiliates. For further information regarding the 2020 Plan, see “Executive Compensation—New Compensation Plans—2020 Plan” in the Prospectus.

A copy of the 2020 Plan is filed herewith as Exhibit 10.5 and incorporated herein by reference. The above description of the Omnibus Incentive Plan is not complete and is qualified in its entirety by reference to such exhibit.

2020 Employee Stock Purchase Plan

Effective October 21, 2020, the Company’s Board of Directors and its sole stockholder as of that date adopted and approved the McAfee 2020 Employee Stock Purchase Plan (the “ESPP”) substantially in the form previously filed as Exhibit 10.33 to the Registration Statement. The ESPP provides eligible employees of the Company and its participating affiliates with an opportunity to purchase the Company’s Class A Common Stock. For further information regarding the ESPP, see “Executive Compensation—New Compensation Plans—Employee Stock Purchase Plan” in the Prospectus.

A copy of the ESPP is filed herewith as Exhibit 10.6 and incorporated herein by reference. The above description of the ESPP is not complete and is qualified in its entirety by reference to such exhibit.

2017 Management Incentive Plan

Effective October 21, 2020, the Company’s Board of Directors and its sole stockholder as of that date, as well as board of managers of Foundation Technology Worldwide LLC adopted and approved the McAfee 2017 Management Incentive Plan (the “2017 Plan”) substantially in the form previously filed as Exhibit 10.27 to the Registration Statement. The 2017 Plan provides for the granting of Class A Common Stock, restricted stock units, restricted Class A Common Stock and certain other equity and equity-based awards to certain current and prospective key employees and other service providers (including partners) of, and consultants and advisors to, the Company, Foundation Technology Worldwide LLC or any of their subsidiaries. For further information regarding the 2017 Plan, see “Executive Compensation—2017 Plan” in the Prospectus.

A copy of the 2017 Plan is filed herewith as Exhibit 10.7 and incorporated herein by reference. The above description of the 2017 Plan is not complete and is qualified in its entirety by reference to such exhibit.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 21, 2020, the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), in the form previously filed as Exhibit 3.1 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), in the form previously filed as Exhibit 3.2 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 1,500,000,000 shares of Class A Common Stock, 300,000,000 shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”), and 200,000,000 shares of preferred stock. A description of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On October 26, 2020, the Company completed the Offering of 37,000,000 shares of Class A Common Stock at an initial public offering price of $20.00 per share, for cash proceeds of $18.90 per share (net of underwriting discounts of $1.10 per share), to a syndicate of underwriters led by Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC as lead book-running managers and representatives of the underwriters for the Offering. Of the offered shares of Class A Common Stock, 30,982,558 shares were offered by the Company and 6,017,442 shares were offered by certain of the Company’s existing stockholders.

As disclosed in the Prospectus, the Company has used the net proceeds from the sale of 29,268,293 shares of Class A Common Stock by the Company to purchase directly or indirectly an equal number of newly-issued Class A Common Units of Foundation Technology Worldwide LLC (the “LLC Units”) from Foundation Technology Worldwide LLC at a purchase price per unit equal to the initial public offering price per share of Class A

Common Stock, less underwriting discounts and commissions. The Company has caused Foundation Technology Worldwide LLC to use such net proceeds as follows:

•	approximately $525 million to repay all outstanding obligations with respect to the Company’s Second Lien Credit Agreement; and

•	a final payment of $22 million upon the termination of the Management Services Agreement in connection with the consummation of the Offering.

The Company intends to use the remainder of such net proceeds, together with approximately $6 million in existing cash and cash equivalents, to pay the unpaid expenses of the Offering, which the Company estimates will be $12 million in the aggregate.

As described in the Prospectus, on October 26, 2020, the Company used the net proceeds from the sale of the remaining 1,714,265 shares of Class A Common Stock by the Company in the Offering to purchase directly or indirectly 1,714,265 issued and outstanding LLC Units and an equal number of shares of Class B Common Stock from certain existing members of Foundation Technology Worldwide LLC at a purchase price per unit equal to the initial public offering price per share of Class A Common Stock, less underwriting discounts and commissions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of McAfee Corp.

3.2	Amended and Restated Bylaws of McAfee Corp.

10.1	Second Amended and Restated Limited Liability Company Agreement of Foundation Technology Worldwide LLC, dated as of October 21, 2020.

10.2	Tax Receivable Agreement, dated as of October 21, 2020, by and among the Company, Foundation Technology Worldwide LLC, and each of the other persons from time to time party thereto.

10.3	Registration Rights Agreement, dated as of October, 21, 2020, by and among the Company and each of the other persons from time to time party thereto.

10.4	Stockholders Agreement, dated as of October 21, 2020, by and among the Company and each of the other persons from time to time party thereto.

10.5	McAfee Corp. 2020 Omnibus Incentive Plan.

10.6	McAfee Corp. 2020 Employee Stock Purchase Plan.

10.7	McAfee Corp. 2017 Management Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: October 26, 2020	McAfee Corp.

	By:	/s/ Sayed Darwish
	Name:	Sayed Darwish
	Title:	Senior Vice President, Chief Legal Officer & Secretary